UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Financial Services, Inc. (the “Company”) will be held in person on Tuesday, May 19, 2026, at 10:00 a.m. at The Barns of Rose Hill, 95 Chalmers Court, Berryville, Virginia. The purpose of the meeting shall be as follows:

1.
To elect four (4) Directors, Brandon C. Lorey, Douglas C. Rinker, John D. Stokely, and Brian T. Strosser, each for a term of three (3) years and to elect two (2) Directors, Susan D. Davies and Karthik Shyamsunder, for a term of two (2) years.
2.
To approve the Eagle Financial Services, Inc. 2026 Employee Stock Purchase Plan.
3.
To ratify the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm for the year ending December 31, 2026.
4.
To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2026, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,
Kaley P. Crosen
Executive Vice President, Secretary

Berryville, Virginia

April 8, 2026

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote by phone or Internet or, if you request a paper copy of the proxy card, you may complete, sign, date and return the proxy card using the postage-paid envelope provided. The proxy card, when returned properly executed, will be voted in the manner you direct. Instructions regarding the methods of voting are contained on the notice, proxy card or voting instruction form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2026:

The proxy statement and the Company’s 2025 annual report on Form 10-K are available at https://www.bankofclarke.bank/EFSI_Annual_Meetings.html

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2026 ANNUAL MEETING OF SHAREHOLDERS

May 19, 2026

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 19, 2026, at 10:00 a.m. at The Barns of Rose Hill, Berryville, Virginia, and at any adjournment thereof.

We are furnishing our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each shareholder. On or about April 8, 2026, we first mailed an Important Notice Regarding the Availability of Proxy Materials on the Internet (the “Notice”) to shareholders and posted our proxy materials on the Internet site referenced therein. These proxy materials include the accompanying notice of Annual Meeting, this proxy statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025. The Notice provides information regarding how to access these proxy materials on the Internet, vote your shares or request a paper copy of these materials.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail, electronic notice and access to the Internet, and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection.

Shareholders are encouraged to vote using any of the methods available to our shareholders. If you are a registered shareholder and attend the meeting, you may vote during the Annual Meeting. The Company also is pleased to offer its shareholders the convenience of voting by phone and online via the Internet. Please review the Notice separately mailed to you, the proxy card or your voting instruction form, as applicable, for instructions.

If a shareholder executes a proxy by completing and returning a proxy card or voting by phone or online in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with those instructions. If no direction is made, proxies will be voted in favor of the election of the nominees named in proposal one, for the approval of the Eagle Financial Services, Inc. 2026 Employee Stock Purchase Plan in proposal two and for the ratification of accountants in proposal three. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequent vote using any of the prescribed methods, by giving notice in writing to the Secretary of the Company, or by attending the meeting and voting during the meeting. If your shares are held in “street name” by your bank or broker and you want to change or revoke your vote, please follow the instructions given by the institution that holds your shares.

The close of business on March 20, 2026, has been fixed as the record date for the Annual Meeting and any adjournment thereof. The number of shares of Common Stock outstanding on that date and entitled to vote at the Annual Meeting was 5,412,376. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights. A majority of the shares of Common Stock entitled to vote, represented at the virtual Annual Meeting in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner, except for certain items for which brokers are prohibited from exercising such discretion. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. We expect that a broker will be prohibited from voting on proposals one and two without instructions from the beneficial owner; therefore, there may be broker nonvotes on proposals one and two. We expect that a broker may vote on proposal three without instructions from the beneficial owner; therefore, no broker nonvotes are expected to exist in connection with this proposal. If you held your shares in street name, please vote to ensure your shares are voted at the Annual Meeting.

The purposes of the meeting are to elect directors, approve the Company’s 2026 Employee Stock Purchase Plan, ratify the appointment of the Company’s accountants, and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment the persons named in the proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class II Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class II Directors. If elected, the Class II nominees will serve until the 2029 Annual Meeting of Shareholders or until their respective successors are elected and qualified. Additionally, Karthik Shyamsunder and Susan D. Davies were appointed to the Board of Directors in May 2025 and February 2026, respectively, and have been nominated to serve as Class I Directors to serve until the 2028 Annual Meeting of Shareholders or until their respective successors are elected and qualified. Mr. Smalley, a Class I Director, will retire at the Annual Meeting and therefore will not stand for re-election as a Class I Director at the Annual Meeting. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

Certain information concerning the nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class II and III Directors who will continue in office until the 2027 and 2028 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company. In addition, the following information includes the particular experiences, qualifications, attributes and skills that lead the Board to conclude that each person should serve as a Director.

The Board of Directors recommends a vote FOR the Directors nominees set forth below.

Class I (Nominees to serve until the 2029 Annual Meeting):

Brandon C. Lorey, 57, has been a director since 2019.

Mr. Lorey has been the President and Chief Executive Officer of both the Company and the Bank since July 2019. Prior to joining the Company in 2019, he served as Executive Vice President, Head of Consumer Banking of United Bank, a $7.3 billion asset bank headquartered in Connecticut, since 2015. Previously, he served as Executive Vice President, Consumer Lending from April 2014 to June 2015, and as Senior Vice President, Head of Consumer Lending from February 2013 to April 2014. Prior to joining United Bank and its predecessors, he served as Chief Credit and Lending Officer for H&R Block Bank in Kansas City, Senior Vice President at Sovereign Bank in Pennsylvania and held various roles at Chevy Chase Bank, a Federal Savings Bank in Maryland, including Vice President of risk, finance, operations and direct sales.

Douglas C. Rinker, 66, has been a director since 2006.

Mr. Rinker is the Chairman of the Board of Winchester Equipment Company, an equipment sales, rental and service company headquartered in Winchester, Virginia. Mr. Rinker also serves as the Senior Pastor of Round Hill Church. As the Chairman of a successful company, Mr. Rinker provides the Board with valuable insight and guidance on the issues of corporate strategy, business growth and risk management. He has demonstrated his commitment to the community by his past service in several community and civic organizations.

John D. Stokely, Jr., 73, has been a director since 2006.

Mr. Stokely is the former President and owner of Cavalier Land Development Corp., a real estate development company in Oakton, Virginia and is a former President of the Northern Virginia Building Industry Association and the Home Builders Association of Virginia. Mr. Stokely is also a former Chairman and a current Trustee of Shenandoah University as well as a former Trustee of the University of Virginia School of Engineering and Applied Science. His broad experience and perspective as an entrepreneur brings to the Board a substantial resource with respect to finance, strategic planning and corporate governance.

Brain T. Strosser, 56, has been a director since February 2026.

Mr. Strosser brings deep expertise in strategic governance, risk management, and regulated industry oversight from more than 30 years of senior executive leadership experience across the technology and public‑sector contracting markets. He has served as President, Chief Executive Officer, and board member of multiple technology and solutions companies, overseeing corporate strategy, growth initiatives, mergers and acquisitions, and large‑scale operations. He most recently served as President and board member of ClearShark, leading its expansion and its acquisition by Optiv Security.

Class I (Incumbent directors to serve until the 2028 Annual Meeting):

Susan D. Davies, 56, has been a director since February 2026.

Ms. Davies is a Certified Public Accountant (Maryland) and currently serves as Global Controller and Chief Accounting Officer of Alight, Inc., a publicly traded provider of cloud‑based digital human capital and business solutions, a position she has held since May 2021. In this role, she is responsible for the global controllership and external and regulatory reporting functions, Sarbanes‑Oxley Act compliance, and accounting and reporting for significant capital markets and merger and acquisition transactions, including Alight’s 2021 IPO/SPAC transaction. Prior to joining Alight, Ms. Davies served in senior accounting, controllership, and internal audit leadership roles at Willis Towers Watson, and earlier in her career, at PricewaterhouseCoopers. Ms. Davies brings significant financial leadership and expertise in public-company reporting, financial controls, audit and governance.

Karthik Shyamsunder, 56, has been a director since May 2025

Mr. Shyamsunder currently serves as Vice President and Distinguished Engineer at VeriSign Inc., where he has held various leadership roles since 2000. In this capacity, he collaborates with executive leadership and cross-functional teams to develop innovative products and services that support the growth of the .com registry business. Prior to VeriSign, he was a Principal Engineer at AT&T from 1992 to 2000. In addition to his corporate experience, Mr. Shyamsunder has been a faculty member at Johns Hopkins University since 2000, where he coordinates the Big Data and Cloud Computing program and designs and teaches related courses. Mr. Shyamsunder brings over three decades of experience in the technology and telecommunications sectors, with deep expertise in artificial intelligence, machine learning, and cloud computing.

Class III (Incumbent directors to serve until the 2027 Annual Meeting):

Tatiana C. Matthews, 69, has been a director since 2022.

Ms. Matthews is the Co-Founder, President Emerita and Chairman of the Board of the Matthews Group, Inc. t/a TMG Construction Corporation (“TMG”). TMG is a leading design/builder and general contractor serving aviation, institutional, governmental, and military clients nationwide. Woman/Native American (Hawaiian) owned and MBE-certified, TMG specializes in new construction, renovations and additions, and facilities maintenance support under Lump Sum, Indefinite Delivery/Indefinite Quantity Task Order and Job Order contracts. Ms. Matthews has earned five academic degrees and serves on the Board of the Washington Airports Task Force, the National Classification Management Society (where she co-chairs the Industrial Security Professional certification for the Defense Industrial Base), the American Council for Construction Education, and the American Institute of Constructors Education Foundation.

Edward Hill, III, 61, has been a director since 2022.

Dr. Hill is a physician executive, entrepreneur, clinical and biomedical informatics researcher, and medical jurisprudence professional. He is an MD/JD with 37 years of experience operating and providing board oversight for multiple medical research and information technology-oriented professional services companies. Dr. Hill is a founding member of three companies with offices in Northern Virginia: Forensic Perinatal, Inc., a clinical medical research company; Fetal Cerebral, Inc., a neuro-information technology R&D company; and Alpharix Partners, LLC, a biomedical informatics R&D company.

Mary Bruce Glaize, 70, has been a director since 1998.

Mrs. Glaize is a retired educator and community volunteer. She is a founder and trustee emerita of the Shenandoah Valley Discovery Museum. Additionally, Mrs. Glaize is an honorary member of the Little Garden Club of Winchester. Her involvement in the communities in which the Company operates allows her to identify the needs of the Bank’s customers.

Cary C. Nelson, 51, has been a director since 2018.

Mrs. Nelson is the Chair of the Board of both the Company and the Bank. She is the President of H.N. Funkhouser & Company, a family-owned petroleum company founded in 1932 which operates in the Northern Shenandoah Valley of Virginia. Mrs. Nelson is a native of the Winchester/Frederick County, Virginia area. She is a Certified Public Accountant with a Bachelor of Science degree from the University of Richmond. Additionally, Mrs. Nelson is the recent past board chair of the Top of Virginia Regional Chamber and an active member of the Rotary Club of Winchester. Her business experience and skill set are valuable resources to the Company in both her role on the Board of Directors and the Company’s Audit Committee.

Class I (Incumbent directors to serve until the 2028 Annual Meeting):

Scott M. Hamberger, 55, has been a director since 2016.

Mr. Hamberger is an entrepreneur, investor, and philanthropist. He is a founder and previous CEO of Fortessa Tableware Solutions, which he grew to international industry leadership prior to leading a successful merger to form the Zwiesel Fortessa Group. As an entrepreneur and executive, Mr. Hamberger brings analytical ability and leadership skills to his role as director. Additionally, he serves on eight for-profit and non-profit Boards and has served as a Director and Chairman of the Loudoun County Chamber of Commerce, and as a Trustee and Chairman of Inova Loudoun Hospital. By living, volunteering, and operating a business in the Company’s area of operations, Mr. Hamberger can help identify the needs of the Company’s customers and potential customers.

John R. Milleson, 69, has been a director since 1999.

Mr. Milleson served as the President and Chief Executive Officer of both the Company and the Bank from 1999 to July 2019. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank. He brings operational risk management and financial accounting knowledge.

Director Not Standing for Re-Election

Robert W. Smalley, Jr., 73, has been a director since 1989.

Mr. Smalley recently retired from Smalley Properties Inc., a company focused on real estate management in Berryville, Virginia. He is also the Vice Chairman of Loudoun Mutual Insurance Company, a property and casualty insurance provider in the State of Virginia. Mr. Smalley’s institutional knowledge and longstanding board service make him a distinctively qualified member of the board.

Executive Officers Who Are Not Directors

Kathleen J. Chappell, 59, has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since 2019. Previously, she served as Senior Vice President and Chief Financial Officer of the Company and the Bank from 2009 to 2019. From 2005 to 2008 she served as Senior Vice President and Chief Financial Officer of Middleburg Financial Corporation.

Kaley P. Crosen, 60, has served as Secretary of the Company and as Executive Vice President and Chief Human Resources Officer of the Bank since 2019. Previously, she served as Senior Vice President and Human Resources Director from 2008 to 2019. Ms. Crosen served as Vice President of Human Resources from 1999 to 2008.

Joseph T. Zmitrovich, 56, has served as President and Chief Banking Officer of the Bank since 2022. Previously, he served as Executive Vice President and Chief Banking Officer from 2020 to 2022 and Executive Vice President and Chief Revenue Officer of the Bank from 2019 to 2020. Mr. Zmitrovich served as Senior Vice President and Chief Lending Officer of the Bank from 2016 to 2019. From 2015 to July 2016, he served as Market President of the Southern Pennsylvania region for BB&T. From 2008 to 2015 he served as Senior Vice President and Commercial Executive for Susquehanna Bank.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of March 20, 2026, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers included in the “Summary Compensation Table” below (collectively, the “named executive officers”) and by all directors and executive officers as a group.

	Amount and Nature
	of Beneficial		Percent of
Name of Beneficial Owner	Ownership (1)		Class (2)
Kathleen J. Chappell	19,481	(3)	*
Susan D. Davies	150		*
Mary Bruce Glaize	17,804		*
Scott M. Hamberger	13,559		*
Edward Hill III	5,600		*
Brandon C. Lorey	44,204		*
John R. Milleson	144,690	(3)	2.67%
Tatiana C. Matthews	3,617		*
Cary R. Nelson	10,014	(3)	*
Douglas C. Rinker	22,199		*
Karthik Shyamsunder	961		*
Robert W. Smalley, Jr.	26,618	(3)	*
John D. Stokely, Jr.	14,347		*
Brian T. Strosser	12,500		*
Joseph T. Zmitrovich	25,982		*

Directors and executive officers as a group (16 persons)	385,571	(3)(4)	7.12%

* Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2) Based on 5,412,376 shares issued and outstanding at March 20, 2026.

(3) Amounts presented include shares of Common Stock that the individuals beneficially own indirectly through family members and affiliated companies and other entities as follows: Ms. Chappell, 33; Mr. Milleson, 94; Ms. Nelson, 312; Mr. Smalley, 1,639.

(4) Amounts presented include 3,868 shares of Common Stock held in the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan.

Ownership of Certain Beneficial Owners

The following table sets forth, as of March 20, 2026, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%) (1)
Fourthstone LLC	453,918	(2)	8.39%
575 Maryville Center Drive, Suite 110
St. Louis, Missouri 63141

Wellington Management Group LLP	335,668	(3)	6.20
280 Congress Street
Boston, Massachusetts 02210

James R. Wilkins, Jr.	329,901	(4)	6.10%
13 South Loudoun Street
Winchester, Virginia 22601

Vanguard Group Inc.	306,800	(5)	5.67%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

BlackRock Inc.	279,052	(6)	5.16%
50 Hudson Yards
New York, NY 10001

(1)
Based on 5,412,376 shares issued and outstanding at March 20, 2026.
(2)
According to Schedule 13G/A filed with the SEC on February 13, 2026, Fourthstone LLC reported that, as of December 31, 2025, it had shared voting power and shared dipositive power over 453,918 shares.
(3)
According to Schedule 13G filed with the SEC on May 12, 2025, Wellington Management Group and certain of its affiliated entities reported that, as of March 31, 2025, they had shared voting and dispositive power over 335,668 shares.
(4)
Amount includes 37,000 shares held as trustee under the terms of certain trusts and 68,900 shares held by affiliated companies and other entities.
(5)
According to Schedule 13G filed with the SEC on October 30, 2025, The Vanguard Group reported that, as of September 30, 2025, it had shared voting power over 30,549 shares, sole dispositive power over 274,213 shares and shared dispositive power over 32,587 shares.
(6)
According to Schedule 13G filed with the SEC on January 21, 2026, BlackRock, Inc. reported that, as of December 31, 2025, it had sole voting power over 275,761 shares and sole dispositive power over 279,052 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during the 2025 year, all filing requirements applicable to its officers and directors were timely satisfied other than as follows: an initial report on Form 3 for Mr. Shyamsunder.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chair of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following 12 individuals of its total 13 members are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”): Ms. Davies, Mrs. Glaize, Ms. Matthews, Mrs. Nelson and Messrs. Hamberger, Hill, Milleson, Rinker, Shyamsunder, Smalley, Stokely and Strosser. In addition, Mr. Gilpin was considered independent prior to his retirement at the 2025 Annual Meeting of Shareholders. Other than as set forth in “Certain Relationships and Related Transactions” there are no material relationships between the Company and any independent directors. The director not considered independent is Mr. Lorey, who serves as the President and Chief Executive Officer of the Company.

Board Leadership Structure and Risk Oversight

The Company has been operating for over 140 years using a board leadership structure in which the President and Chief Executive Officer (“CEO”) and Chair of the Board of Directors positions are filled by separate individuals. The Company believes that its leadership structure is appropriate because by having an outside independent Chair, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision-making processes. In accordance with the Company’s Bylaws, the Board of Directors elects the CEO and the Chair, and each of these positions may be held by the same person or may be held by two persons. Under the Company’s Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chair and CEO should be separate and, if it is to be separate, whether the Chair should be selected from the non-employee directors or be an employee. Under its charter, the Nominating and Corporate Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board. Because the Company’s Chair and CEO positions are served by two individuals, the Company currently does not require a Lead Director.

The Company believes that its leadership structure allows the directors to provide effective oversight of its risk management function. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. In carrying out its responsibilities, the Audit Committee works closely with members of Company’s executive management and employees of the firm to which the external audit services of the Company are outsourced. The Audit Committee meets regularly and receives an overview of findings from various risk management initiatives including internal audits, Sarbanes Oxley and compliance reports. The Audit Committee also receives updates between its regular meetings from the CEO, Chief Financial Officer (“CFO”) and Chief Risk Officer (“CRO”) and other members of management relating to risk oversight matters. The Audit Committee provides minutes of all its meetings to the full Board. The full Board also engages in periodic discussions with the CEO, CFO and other corporate officers as the Board may deem appropriate.

In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may exist in the Company’s executive compensation programs. For a discussion of the Compensation Committee’s review of the Company’s senior executive officer compensation plans, employee incentive compensation plans, and the risks associated with these plans, see “Compensation Policy and Practices Review” on page 9 of this Proxy Statement.

Code of Ethics

The Board of Directors has approved a Code of Ethics for directors, officers and all employees of the Company and the Bank. The Board has also approved an addendum to the Code of Ethics applicable to the Company’s senior financial management, consisting of the Chief Executive Officer and Chief Financial Officer. The Code of Ethics addendum addresses, among other things, standards that are reasonably necessary to promote honest and ethical conduct, including conduct with respect to conflicts of interest, full, fair, accurate, timely and understandable disclosure in the Company’s required periodic reports and compliance with applicable governmental rules and regulations. A copy of the Company’s Code of Ethics and its addendum may be obtained by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.bank.

Any amendments to, or waivers of, the Code of Ethics applicable to our directors, executive officers, principal accounting officer or controller or persons performing similar functions and required to be disclosed will be posted on our website at www.bankofclarke.bank.

Board and Committee Meeting Attendance

During 2025, the Board of Directors of the Company held 11 meetings. The directors of the Company also serve as directors of the Bank. The Bank’s Board held 11 meetings in 2025. During 2025, all directors attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member.

Executive Sessions

Independent directors meet periodically outside of regularly scheduled Board meetings. These sessions are led by the Chair of the Board. The independent directors met five times during 2025.

Committees of the Board

Audit Committee. The Audit Committee is appointed by the Board of Directors to fulfill its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of both the Company’s Director of Internal Audit and the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.bank.

The Audit Committee met five times during 2025. This committee consists of Mrs. Nelson and Messrs. Hamberger, Hill, Shyamsunder and Smalley. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of Nasdaq and SEC regulations. The Board has determined that Mrs. Nelson qualifies as an audit committee financial expert as defined by SEC regulations and has designated her as the Company’s audit committee financial expert.

Compensation Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. The Compensation Committee met five times in 2025. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee consists of Ms. Matthews and Messrs. Hamberger, Rinker, and Smalley, each of whom is independent as that term is defined by the listing standards of Nasdaq and SEC regulations. The Compensation Committee and the Board of Directors have adopted a written charter for the Compensation Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.bank.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is appointed by the Board of Directors. The Nominating/Corporate Governance Committee met six times during 2025. The Nominating/Corporate Governance Committee consists of Mrs. Nelson, Mrs. Glaize and Messrs. Hill, Rinker and Stokely, each of whom is independent as that term is defined in the listing standards of Nasdaq. The purpose of this committee is to recommend individuals for election to the Board of Directors in accordance with the Company’s Articles of Incorporation and Bylaws and oversee the corporate governance practices of the Company. The Nominating/Governance Committee and the Board of Directors have adopted a written charter for the Nominating/Corporate Governance Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.bank.

In identifying potential nominees, the Nominating/Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Nominating/Corporate Governance Committee considers, at a minimum, the following factors for potential new directors or the continued service of existing directors:

•
the ability of the prospective nominee to represent the interests of the shareholders of the Company;
•
the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and
•
the extent to which the prospective nominee contributes to the range of talent, skill and expertise that represents a diversity of background appropriate for the Board.

The process used for selecting new candidates for the Board of Directors involves identifying the need to add a new member with specific qualifications or to fill a vacancy. The Chair of the Nominating/Corporate Governance Committee will initiate a search, which may involve seeking input from Board members and senior management, and considering any candidates recommended by shareholders. A list of candidates which satisfy certain criteria and otherwise qualify for membership is presented to the Nominating/Corporate Governance Committee. The Chair of the Board, along with the President and Chief Executive Officer, conducts interviews with preferred candidates from the list.

Afterwards, the Nominating/Corporate Governance Committee meets to conduct further interviews of preferred candidates, if necessary, and to recommend final candidates for approval by the full Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an Annual Meeting if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2027 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2027 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on director attendance at its Annual Meeting, although all directors are encouraged to attend and historically most have done so. All directors attended the Company’s 2025 Annual Meeting.

Shareholder Communication

Shareholders and other interested parties may communicate with all members or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chair of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual director.

Anti-Hedging Policies

The Company currently does not have any policies with respect to financial instruments or transactions in derivative securities or otherwise that hedge or offset any decrease in the market value of the Company’s common stock.

Director Compensation

The following table provides compensation information for the year ended December 31, 2025, for each non-employee director of the Company’s Board of Directors:

Director Compensation Table

Fiscal Year 2025

	Fees Earned
	or Paid in Cash	Stock Awards	Total
Name (1)	($)	($) (2)	($)
Thomas T. Gilpin	31,017	21,840	52,857
Mary Bruce Glaize	28,400	21,840	50,240
Edward Hill, III	29,800	21,840	51,640
Scott M. Hamberger	33,200	21,840	55,040
Tatiana C. Matthews	28,600	21,840	50,440
John R. Milleson	30,600	21,840	52,440
Cary C. Nelson	41,400	21,840	63,240
Douglas C. Rinker	30,600	21,840	52,440
Karthik Shyamsunder	14,983	—	14,983
Robert W. Smalley, Jr.	31,000	21,840	52,840
John D. Stokely, Jr.	30,800	21,840	52,640

____________________

(1)
Brandon C. Lorey, the Company’s President and Chief Executive Officer, is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. Lorey as an employee is shown in the Summary Compensation Table on page 13.
(2)
The amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share–Based Payment). The grant date fair value for these stock awards of $36.40 per share was based on the closing sales price of the Company’s common stock on the grant date (January 2, 2025). At December 31, 2025, each non-employee director had no shares of restricted stock outstanding. During 2025, each director received 600 shares of restricted stock in January, which vested in December.

The Compensation Committee evaluates the compensation of the directors annually. The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions. Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval.

Non-employee members of the Board of Directors each receive an annual retainer for service as a member of the Bank’s Board of Directors. During 2025, the Chair of the Board’s retainer was $37,000 and other directors’ retainer was $25,000. The Chairmen of the Audit and Compensation Committees each receive an additional retainer of $4,000 and $2,000, respectively. Members of the Audit Committee and Compensation Committee received $400 per meeting attended. Members of all other Bank committees received $200 per meeting attended during 2025. In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan, as disclosed in the footnotes of the table above.

Certain Relationships and Related Transactions

The Company, through its subsidiary Bank, grants loans to and accepts deposits from its directors, principal officers and related parties of such persons during the ordinary course of business. Loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers not related to the Company and do not involve more than the normal risk of collectability or present other unfavorable features. The aggregate balance of loans to directors, principal officers and their related parties was $7,137,470 at December 31, 2025. Deposits are accepted on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of deposits from directors, principal officers and their related parties was $6,986,413 at December 31, 2025.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. The Audit Committee of the Board also has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to directors and officers are required to be on substantially the same terms as comparable transactions to non-related parties at the time of the extension of credit, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks of the banking regulations applicable to us.

Compensation Policy and Practices Review

The Compensation Committee has authority over the selection, use, and retention of any compensation consultant or any other experts engaged to assist the Committee in discharging its responsibilities. During 2025, the Committee engaged David Jones and Blanchard Consulting Group to act as consultants and independent advisors to the Committee. Mr. Jones has acted as independent compensation consultant to the Board and Compensation Committee of Eagle Financial Services, Inc. for a number of years - most recently as a Principal with Pearl Meyer & Partners LLC, and currently as a single practitioner after his retirement from Pearl Meyer in 2024. Mr. Jones, in collaboration with Blanchard Consulting, assisted the Committee in reviewing compensation strategy and recommending changes to the Company’s peer group, as well as selecting and reviewing compensation and performance data for a peer group of comparable, community financial institutions. Consultants also aided with conducting assessments of compensation policy, plans, practices to address reporting requirements, long term incentive grant determinations, non-qualified deferred compensation, risk assessment of compensation, and stock ownership guidelines; along with providing periodic updates on regulatory and reporting requirement changes related to compensation. In the capacity as advisors to the Compensation Committee, consultants worked directly for the Committee and periodically met with the Committee Chair without the presence of Company management. Additionally, consultants provided consulting to the Company about director compensation and stock ownership guidelines. As a result of the above noted actions, the Committee found that the Company’s compensation policies, plans and practices do not encourage unnecessary or unreasonable risk-taking and do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has assessed the independence of consultants pursuant to the NASDAQ Listing Rules and concluded that consultants’ work for the Compensation Committee does not raise any conflict of interest issues.

EXECUTIVE COMPENSATION

General. The Compensation Committee of the Bank’s Board of Directors reviews the salary and other compensation of executive officers, including the named executive officers, and provides oversight of the compensation programs. The Compensation Committee consists entirely of non-employee, independent members of the Board of Directors and operates under a written charter approved by the Board of Directors. The Compensation Committee establishes and approves the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer recommends the compensation of the other executive officers of the Company and its subsidiary to the Compensation Committee for its review and approval.

Management Say on Pay Vote Results for 2025. At the Company’s 2025 Annual Meeting of Shareholders, approximately 99% of the shareholders who voted on the "say on pay" proposal approved the compensation paid to the Company’s named executive officers. The Compensation Committee believes that the shareholder vote confirms the philosophy and objective of linking our executive compensation to our operating objectives and the enhancement of shareholder value. This level of shareholder support is viewed as an affirmation of the Company’s current pay practices, and as a result, no significant changes were made to our pay practices. The Compensation Committee will continue to consider the outcome of the Company's say on pay votes when making future compensation decisions for the named executive officers.

The Committee evaluates the appropriateness and competitiveness of the Company's total compensation program considering shareholder feedback generally and to ensure the Company's executive compensation program represents the best interests of shareholders. The Committee is committed to performing a thorough assessment and making changes as deemed necessary to attract and retain the highest quality talent, to reward for achieving the Company's objectives, and to align with the best interests of the Company and its shareholders.

At the Company’s 2025 Annual Meeting of Shareholders, the shareholders voted on the frequency with which their advisory vote should be held in the future – every one, two or three years. Consistent with shareholders’ voting, the Company will follow a three-year cycle, and shareholders will be asked to vote on a “say on pay” proposal again in 2028.

Objectives of the Compensation Program. The primary objective of the executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote its growth and profitability and to advance the interest of its shareholders. Additional objectives of our executive compensation program are the following:

•
align executive pay with shareholders’ interests;
•
recognize individual initiative and achievements; and
•
unite the entire executive management team to a common objective.

Executive Compensation Principles. The executive compensation program generally consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives in the form of stock awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a portion of an executive officer’s total compensation to be tied both to the Company’s annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both Company performance and individual performance for the fiscal year. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term company performance and an increase in shareholder value. Under the program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility. Executive officers with greater roles and responsibilities associated with achieving performance targets should receive a lesser proportion of the reward if those targets are not achieved and should receive a greater proportion of the reward if those targets are met or surpassed. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where executive officers have the greatest influence on strategic performance over time.

How Executive Pay Levels are Determined. The Compensation Committee reviews the executive compensation program and its elements annually. In determining the compensation of the executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•
the Company’s financial and operating performance, measured by attainment of specific strategic objectives and operating results;
•
the duties, responsibilities and performance of each executive officer;
•
historical cash and equity compensation levels; and
•
comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates compensation structures and the financial performance of comparable companies in a peer group established by the Compensation Committee. The peer group used for comparison purposes is comprised of public companies in the banking industry that are similar in size with similar market capitalizations and other characteristics.

Components of Executive Compensation. The components of the executive compensation program included base annual salary, annual cash incentive payments in the form of bonuses and long-term incentives through equity compensation under the Company’s Stock Incentive Plan. The Company provides retirement benefits through a 401(k) savings plan. The Company also provides health and welfare benefits that include participation in health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the components of executive compensation is designed to reward and provide incentives to executive officers consistent with the Company’s overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2025 can be found in the “Summary Compensation Table” and other tables and narrative disclosures following this discussion.

Base Salary: The Company’s philosophy regarding base salary is to provide reasonable current income to the named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

The base salary for the President and Chief Executive Officer of the Company is approved by the Compensation Committee of the Board of Directors. In making determinations regarding compensation for the President and Chief Executive Officer for 2025, the Compensation Committee evaluated the performance of Mr. Lorey based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of his performance by the members of the Board of Directors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer.

Base salaries for executive officers other than the President and Chief Executive Officer are recommended by the President and Chief Executive Officer to the Compensation Committee for review and approval. In making base salary recommendations for 2025, the President and Chief Executive Officer evaluated the performance of the executive officers based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the executive officers’ performance by the Chief Executive Officer. The President and Chief Executive Officer also reviews the salary survey prepared by the Virginia Bankers Association. No particular weight was given to any particular aspects of the performance of the executive officers.

Annual Incentive Bonus: In 2025, the Compensation Committee approved performance metrics under our Senior Officer Incentive Compensation Plan “SOICP”, which sets the target level of executive cash incentives as a percentage of base salary, as further described below, at December 31, 2025. Each of the named executive officers participates in the SOICP.

Executive officers currently have the opportunity to earn an annual incentive award up to a predetermined percentage of total base salary determined by achievement of the Company's operating or consolidated performance goals. In addition to promoting the achievement of corporate performance goals, the incentive awards are designed to align the interests of executive management with those of shareholders in managing a profitable and sound institution.

In 2025, the SOCIP was designed to provide incentives that would be reasonable in relation to the payment of base salaries and overall compensation to executive officers, to be competitive with market and peer group incentive practices, and to provide executive officers the opportunity to earn above-target incentives for above-target performance. Consistent with the design goals of our SOICP, the Compensation Committee determined that 2025 incentive opportunities for the named executive officers should be targeted within a range of 30% to 40% of base salary of the named executive officers. The maximum level of incentive opportunities for named executive officers ranges from 45% to 60% of base salary.

Incentive awards are increased when performance exceeds performance targets, and awards are decreased when performance falls below performance targets. Under the SOICP, incentive awards were realized when actual performance results fell within a range of 85% to 150%. Results that fall below the 85% threshold result in no incentives being awarded. Ultimately, all incentive awards under the 2025 SOICP are at the discretion of the Compensation Committee. Based on discussion with executive management, the Compensation Committee approved the plan performance objectives and the award formula or matrix by which all awards under the 2025 SOICP were calculated. Performance measures were selected based on important priorities for the Company in 2025. The Compensation Committee approved a weight for each performance measure to indicate its relative importance and the percent of overall incentives that could be earned for that particular performance measure.

The financial and operating targets approved by the Compensation Committee for the 2025 Senior Officer Incentive Compensation Plan were return on average assets, noninterest expense to average assets, net deposit growth, the ratio of noninterest income to total income and tangible book value per share of the Company’s common stock. In order for any amounts to be awarded with respect to the five financial and operating targets of the SOICP, the Company’s pretax net income needed to reach 90% of its 2025 target. Additionally, should the Company’s nonperforming assets to total assets ratio have reached 1.25%, awards to the plan participants would have been decreased by 20%. The 2025 incentive award payments to each executive officer are disclosed in the “Summary Compensation Table” below.

Equity Compensation: The Compensation Committee may provide equity compensation to executive officers through long-term stock awards pursuant to the 2023 Stock Incentive Plan. Equity grants have been made to executive officers in the form of restricted stock, which is both time and performance based. The time-based shares vest over a three-year period whereby the executive receives one-third of the shares on each of the three subsequent anniversaries of the grant date if that executive is employed on the anniversary date. Performance-based shares granted in 2022 and 2023 are earned over a two-year performance period with vesting at the end of the first and second year based on performance and service. Performance-based shares granted in 2024 and 2025 are earned at the end of a three year performance period with vesting at the end of the third year based on performance and service. The goal of the Compensation Committee in granting equity compensation is to directly link an executive’s compensation opportunities with shareholder value creation. The multi-year vesting of stock awards focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed for extended periods to receive the full benefit of the awards.

On January 2, 2025, the Compensation Committee awarded restricted stock grants to the executive officers. The total amount of stock awards was set based on the executive’s position. The Compensation Committee determined that these stock awards should be split between time and performance-based shares. Our Chief Executive Officer was granted a mix of 50% time-based and 50% performance-based shares (at target); while other named executive officers were granted a mix of 60% time-based and 40% performance-based shares (at target).

The number of time-vested and target number of performance-vested shares for each executive officer are shown in the table below:

Name	Position	Number of Time-vested Shares	Target Number of Performance-vested Shares
Brandon C. Lorey	Chief Executive Officer	3,060	3,060
Kathleen J. Chappell	Chief Financial Officer	1,943	1,295
Joseph T. Zmitrovich	President and Chief Banking Officer, Bank of Clarke	2,327	1,552

The performance-based shares granted in 2025 contained vesting conditions whereby the executive was entitled to receive up to 1.5 times the number of target shares depending upon the Company’s three-year average performance for 2025 through 2027 and vesting three years from the grant date. For performance-vested shares, we measure the Company’s Return on Average Assets “ROAA” percentile ranking versus a custom performance peer group of SEC-reporting banks in Virginia and nearby states with median assets comparable to the Company and generally in a range from half to twice our asset level.

A portion of each executive’s target performance-vested share grant can be earned based on ROAA percentile ranking for the performance periods defined above:

ROAA Performance Percentile Rank
Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
Portion of Target Performance-vested Share Earned
None	0.5 times Target	Target	1.5 times Target

For ROAA percentile ranking that falls between the percentiles shown above, straight-line interpolation is used to determine the portion of target award earned. Number of earned shares is capped at 1.5 times target. A participant must be employed on the vesting date of each performance period to receive shares earned for performance during that period.

Retirement and Other Benefits: The Company provides additional compensation to the named executive officers through various plans which are also available to some or all of the employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing a named executive officer’s total annual compensation and when determining the annual and long-term compensation components described above. These plans are described below.

Employee 401(k) Savings and Stock Ownership Plan

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of their salary on a pretax basis, subject to certain IRS limits. The 401(k) plan was amended, effective January 1, 2007, to include a non-elective safe-harbor employer contribution and an age-weighted employer contribution. Qualifying employees will receive a non-elective safe-harbor contribution equal to three percent of their salary with each payroll period during the year. Also, each December 31st, qualifying employees will receive an additional contribution based on their age and years of service. The percentage of salary for the age-weighted contribution increases on both factors, age and years of service, with a minimum of one percent of salary and a maximum of ten percent of salary.

In 2025, all executive officers participated in the 401(k) plan and each received all eligible matching contributions under the amended plan. The Company’s contribution to this plan on behalf of each named executive is disclosed in the “Summary Compensation Table” below.

Employment Agreements. In order to retain and attract executive officers, the Company recognizes the need to enter into employment agreements with provisions for benefits in connection with a termination of employment. The Compensation Committee evaluates the potential payments to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation.

A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found under the captions of “Employment Agreements” and “Potential Payments upon Termination of Employment or Change-in-Control” below.

Annual Compensation of Executive Officers

The following tables and discussion summarize the compensation earned during 2025 and 2024 by (1) the individual serving as chief executive officer during 2025 and (2) each of the two other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2025.

Summary Compensation Table

					Non-
					Equity
					Incentive
					Plan	All Other
				Stock	Compen-	Compen-
Name and		Salary	Bonus	Awards	sation	sation	Total
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)
Brandon C Lorey	2025	575,000	—	222,768	267,927	52,312	1,118,007
President and Chief	2024	556,972	—	209,820	197,634	69,375	1,033,801
Executive Officer

Kathleen J. Chappell	2025	349,821	—	117,863	122,252	54,623	644,559
Executive Vice President and	2024	336,821	—	111,000	99,597	70,728	618,146
Chief Financial Officer

Joseph T. Zmitrovich	2025	419,400	—	141,196	146,567	56,223	763,386
President and Chief	2024	403,400	—	132,960	119,284	71,158	726,801
Banking Officer, Bank of Clarke

____________________

(1)
The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R Share–Based Payment). This presentation replaces the dollar amount recognized for financial statements purposes and has been reflected for all fiscal years presented. Stock awards consist of both restricted time and performance-based awards. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the target potential value of the awards. The maximum value of performance-based awards can equal 1.5 times target should the Company achieve certain performance conditions. Please see page 11 for a detailed discussion of equity compensation. For valuation and discussion of assumptions related to stock and option awards, please refer to Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2026.
(2)
This column represents bonus amounts earned under the Company’s Senior Officer Incentive Compensation Plan for achievements relating to Company performance and is discussed in further detail beginning on page 10 under the heading “Annual Incentive Bonus”. Based on the attainment of Company performance goals, the payout, as a percentage of base salary, for the 2025 incentive plan was 46.6% for the President and CEO, 35.0% for the Executive Vice President and CFO and 35.0% for the President and CBO. Based on the attainment of Company performance goals, the payout, as a percentage of base salary, for the 2024 incentive plan was 35.5% for the President and CEO, 29.6% for the Executive Vice President and CFO and 29.6% for the Executive Vice President and CBO.
(3)
“All Other Compensation” represents matching contributions by the Company to the named executive officer’s account in the Company’s 401(k) plan, dividends paid on unvested equity grants, life insurance premiums and club dues paid on their behalf.

The Company has entered into employment agreements with the named executive officers as described below in the “Employment Agreements” section. All compensation paid to the named executive officers is determined as described above in the Executive Compensation section.

Employment Agreements

The Company has entered into employment agreements with its named executive officers, as summarized below.

Brandon C. Lorey. The Company entered into an employment agreement with Mr. Lorey on July 10, 2019, which was amended and restated on January 10, 2020. The term of Mr. Lorey’s employment agreement continued until December 31, 2025, after which it will automatically extend each December 31 for successive one-year terms, unless either Mr. Lorey or the Company elects not to so extend. Mr. Lorey’s employment agreement provides for an initial base salary of $400,000 per year, and he is eligible for salary increases and bonuses or other incentive compensation, if any, in an amount determined by the Board of Directors. He is also entitled to participate in the Company's employee benefit plans and programs for which he is or will be eligible.

Mr. Lorey’s employment agreement provides for the termination of Mr. Lorey’s employment by the Company without “cause” or by him for “good reason” in the absence of a “change of control” (as those terms are defined in his employment agreement). In such cases, Mr. Lorey will be entitled to receive (i) his then-current base salary for two years following his termination, (ii) a payment in cash equal to the greater of his highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan, (iii) a welfare continuance benefit of $15,000 and (iv) reasonable out-placement services paid by the Company up to an amount that does not exceed 10% of annual base salary. Mr. Lorey will not be entitled to any compensation or other benefits under the agreement if his employment is terminated for cause. If Mr. Lorey’s employment is terminated by the Company without “cause” or by him for “good reason” within one year following a “change of control” (as defined in his employment agreement), he will receive an amount equal to 299% of his average total compensation over the most recent five calendar year period of his employment with the Company prior to the change of control (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). Mr. Lorey’s entitlement to the foregoing severance payments is subject to his release and waiver of claims against the Company and his compliance with certain restrictive covenants as provided in the employment agreement.

Mr. Lorey’s employment agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non-solicitation covenants generally continue for a period of 12 months following the last day of Mr. Lorey’s employment.

Kathleen J. Chappell. The Company entered into an employment agreement with Mrs. Chappell on April 17, 2013, which was amended and restated on January 10, 2020. The initial term of Ms. Chappell’s employment agreement ended on December 31, 2025, after which it renewed for a term of one year on December 31, 2025, and will renew each December 31 thereafter, unless Ms. Chappell or the Company provides written notice to the other party at least 90 days prior to the applicable December 31. Her employment agreement provides for an initial base salary of $230,000, and Ms. Chappell is eligible for base salary increases and bonuses, as determined by the Board of Directors.

Ms. Chappell’s employment agreement provides for the termination of Ms. Chappell’s employment by the Company without “cause” and termination by her for “good reason” (as those terms are defined in her employment agreement). Termination under either of these circumstances will entitle Ms. Chappell to (i) the payment of her then-current salary for 24 months following termination, (ii) a payment in cash equal to the greater of her highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that she was designated to receive under the Company’s annual incentive plan and (iii) a welfare continuance benefit equal to 18 times the excess of the premium that would apply for continued healthcare benefit coverage if COBRA continuation were elected, over the amount that she paid for such coverage immediately before termination. If Ms. Chappell is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in her employment agreement), she will receive an amount equal to 299% of her base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). Ms. Chappell will not be entitled to any compensation or other benefits under her employment agreement if her employment is terminated for “cause.”

Ms. Chappell’s employment agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of Ms. Chappell’s employment, and covenants relating to confidentiality and nondisclosure.

Joseph T. Zmitrovich. The Company entered into an employment agreement with Mr. Zmitrovich on January 10, 2020, which was amended and restated on May 31, 2022. The initial term of Mr. Zmitrovich’s employment agreement ended on December 31, 2025, after which it renewed for a term of one year on December 31, 2025, and will renew each December 31 thereafter, unless Mr. Zmitrovich or the Company provides written notice to the other party at least 90 days prior to the applicable December 31. His employment agreement provides for an initial base salary of $373,000, and Mr. Zmitrovich is eligible for base salary increases and bonuses, as determined by the Board of Directors.

Mr. Zmitrovich’s employment agreement provides for the termination of Mr. Zmitrovich’s employment by the Company without “cause” and termination by him for “good reason” (as those terms are defined in his employment agreement). Termination under either of these circumstances will entitle Mr. Zmitrovich to (i) the payment of his then-current salary for 24 months following termination, (ii) a payment in cash equal to the greater of his highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan and (iii) a welfare continuance benefit equal to 18 times the excess of the premium that would apply for continued healthcare benefit coverage if COBRA continuation were elected, over the amount that he paid for such coverage immediately before termination. If Mr. Zmitrovich is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in his employment agreement), he will receive an amount equal to 299% of his base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). Mr. Zmitrovich will not be entitled to any compensation or other benefits under his employment agreement if his employment is terminated for “cause.”

Mr. Zmitrovich’s employment agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of Mr. Zmitrovich’s employment, and covenants relating to confidentiality and nondisclosure.

The Company has not entered into any other agreement or arrangement that provides for the payment of severance or similar benefits to any of the named executive officers in connection with a termination of employment for any other reason.

Holdings of Stock Options and Stock Awards

The following table contains information concerning unvested stock awards at December 31, 2025, for each of the named executive officers.

Outstanding Equity Awards

Fiscal Year-End 2025

	Stock Awards
					Equity
					Incentive
				Equity	Plan
				Incentive	Awards:
				Plan	Market or
				Awards:	Payout
				Number of	Value of
			Market	Unearned	Unearned
		Number of	Value of	Shares,	Shares,
		Shares or	Shares or	Units or	Units or
		Units of	Units of	Other	Other
		Stock That	Stock That	Rights	Rights
		Have Not	Have Not	That Have	That Have
	Grant	Vested	Vested	Not Vested	Not Vested
Name	Date	(#) (1)	($) (3)	(#) (2)	($) (3)
Brandon C. Lorey	1/3/2023	933	37,133	—	—
	1/2/2024	2,331	92,774	3,497	139,181
	1/2/2025	3,060	121,788	3,060	121,788

Kathleen J. Chappell	1/3/2023	586	23,323	—	—
	1/2/2024	1,480	58,904	1,480	58,904
	1/2/2025	1,943	77,331	1,295	51,541

Joseph T. Zmitrovich	1/3/2023	709	28,218	—	—
	1/2/2024	1,773	70,565	1,773	70,565
	1/2/2025	2,327	92,615	1,552	61,770

___________________

(1)
These amounts are comprised of unvested shares of time-based restricted stock at December 31, 2025. All shares granted vest over a three-year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date.
(2)
These amounts are comprised of unvested target shares of performance based restricted stock at December 31, 2025, which were issued on January 2, 2024, and January 2, 2025. The shares that may be earned depend upon the Company’s three-year average performance for 2024 through 2026 and 2025 through 2027, respectively and would vest three years from the grant date. Please see page 11 for a detailed discussion of equity compensation.
(3)
These amounts represent the fair market value of the restricted stock awards on December 31, 2025. The closing price of the Company’s common stock was $39.80 on that date.

Equity Compensation Plan

The following table set forth the information as of December 31, 2025, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Number of Securities
	Number of Securities to Be	Weighted Average	Remaining Available
	Issued upon Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans (1)
Equity Compensation Plans
Approved by Shareholders:
2023 Stock Incentive Plan	—	—	169,015
Equity Compensation Plans Not
Approved by Shareholders:(2)	—	—	—
Total	—	—	169,015

_________

(1) Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2) The Company does not have any equity compensation plans that have not been approved by shareholders.

Potential Payments upon Termination of Employment or Change-in-Control

Potential Payments Upon Termination Following Change-in-Control

In the event of termination without cause or resignation for good reason following a change in control, the Company’s employment agreements with Mr. Lorey, Ms. Chappell and Mr. Zmitrovich provide for the payments described under “Employment Agreements” above.

Additionally, under the terms of the Company’s Stock Incentive Plan, accelerated vesting of both outstanding stock options and restricted stock grants will occur in the event of a change in control. Typically, the payments relating to stock options represent the value of the unvested and accelerated stock options, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company’s Common Stock on the applicable date.

Potential Payments Upon Involuntary Termination Without Cause or Good Reason

In the event of termination without cause or resignation for good reason, the Company’s employment agreements with Mr. Lorey, Ms. Chappell and Mr. Zmitrovich provide for the payments described under “Employment Agreements” above.

Pay Versus Performance

In accordance with a final rule adopted by the SEC in August 2022 implementing Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following table that sets forth certain compensation measures for certain of our officers alongside certain performance metrics for the Company:

Average
			Summary	Average	Value of
			Compensation	Compensation	Initial Fixed
			Table Total	Actually Paid	$100 Investment
	Summary	Compensation	for Non-PEO	to Non-PEO	Based on
	Compensation Table	Actually Paid	Named Executive	Named Executive	Total Shareholder	Net Income
	Total for PEO(1)	to PEO(2)	Officers(1)	Officers(2)	Return(3)	(in thousands)
Year	($)	($)	($)	($)	($)	($)
2025	1,118,007	1,151,125	703,973	724,319	124.39	8,214
2024	1,033,801	1,045,706	672,474	691,733	109.51	15,343
2023	795,222	708,845	523,749	474,812	86.68	9,357

___________________

(1)
The PEO and non-PEOs for each year are as follows:
a.
PEO: Brandon C. Lorey
b.
Non-PEOs were Kathleen J. Chappell and Joseph T. Zmitrovich
(2)
Compensation Actually Paid is a calculation that begins with the Summary Compensation Table “SCT” total compensation in the given year with certain adjustments prescribed by the SEC rules. The following table provides a reconciliation of SCT total compensation with Compensation Actually Paid:

Change in Fair
					Change in Fair	Fair Value of	Value of Stock
				Fair Value of	Value of	Stock Awards	Awards from
				Stock Awards	Unvested Stock	Granted and	Prior Years that	Fair Value of
			SCT Stock	Granted in the	Awards from	Vested in the	Vested in the	Stock Awards	Compensation
Name	Year	SCT Total	Awards	Covered Year	Prior Years	Covered Year	Covered Year	Forfeited	Actually Paid
PEO	2025	$1,118,007	$(222,768)	$243,576	$22,987	$—	$(486)	$(10,192)	$1,151,125
NEO
Average	2025	703,973	(129,529)	141,628	13,262	—	(301)	(4,714)	$724,319

___________________

(3)
Total Shareholder Return represents the value of a hypothetical $100 investment beginning at market close on the last day of trading of 2022, assuming reinvestment of all dividends.

The relationship between (1) compensation actually paid to the PEO and the average compensation actually paid to NEOs other that the PEO and (2) cumulative total shareholder return on the common stock of the Company for the last two completed fiscal years is as shown in Figure 1.

Figure 1: Compensation Actually Paid and Total Shareholder Return (TSR)

The relationship between (1) compensation actually paid to the PEO and the average compensation actually paid to NEOs other than the PEO and (2) net income of the Company for the last two completed fiscal years is shown in Figure 2.

Figure 2: Compensation Actually Paid and Net Income

PROPOSAL TWO

APPROVAL OF EAGLE FINANCIAL SERVICES, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

General

The Board of Directors of the Company has adopted, subject to approval by the Company’s shareholders, the Eagle Financial Services, Inc. 2026 Employee Stock Purchase Plan (the “2026 ESPP”). The 2026 ESPP is a new plan designed to attract and retain employees of the Company and its subsidiaries by providing employees with an opportunity to purchase shares of stock in the Company.

If approved by shareholders, a total of 160,000 shares of the Company’s common stock will be reserved for issuance and purchase under the 2026 ESPP.

The Board of Directors believes that adoption of the 2026 ESPP will advance and promote the interests of the shareholders of the Company by making available to eligible employees of the Company and its participating subsidiaries the opportunity to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The 2026 ESPP will provide a broad base of employees the opportunity to align their interests with those of the Company’s shareholders through direct ownership of shares of Company common stock and is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees.

The 2026 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the "Code") and would provide eligible employees with an opportunity to purchase Company common stock through payroll deductions.

The purpose of adopting the 2026 ESPP is to ensure that the Company may provide eligible employees of the Company and its participating subsidiaries with the opportunity to acquire the shares of the Company’s common stock on a tax-favored basis through an automatic payroll deduction mechanism.

The material terms of the 2026 ESPP are summarized below. Because this is a summary, it may not contain all the information that shareholders may consider important. In order to aid understanding of the plan, the full text of the 2026 ESPP, as proposed for adoption and approval by shareholders, is provided as Appendix A to this proxy statement.

Summary of the 2026 ESPP

Administration. The Compensation Committee of the Board of Directors, or such other committee that the Board designates to administer the 2026 ESPP (the “Committee”), has full authority to administer and interpret the terms of the 2026 ESPP, and the Committee may delegate its authority to one of its members or to any persons selected by the Committee. In addition, the Chief Human Resources Officer or equivalent (the “Administrator”) is authorized to perform certain day-to-day administrative duties under the 2026 ESPP, which duties the Administrator may delegate to an officer in the human resources department of the Company. Additional duties may be delegated to the Administrator by the Committee.

Stock Subject to 2026 ESPP. An aggregate of 160,000 shares of common stock is reserved for issuance under the 2026 ESPP and available for purchase, subject to adjustment in the event of a stock split, stock dividend or other similar change in common stock or the Company’s capital structure. Shares delivered under the 2026 ESPP may be newly issued shares or shares acquired on the open market.

Term of the 2026 ESPP. The 2026 ESPP will be in effect until the earlier of the date all shares reserved for issuance under the 2026 ESPP have been issued or through the final offering period that begins before June 1, 2036.

Eligibility. All employees, including officers, of the Company and its direct or indirect subsidiaries (including an entity that becomes a subsidiary after adoption of the 2026 ESPP) who have been continuously employed for three months, or more are eligible to participate in the 2026 ESPP as of the first offering period that begins after satisfaction of the eligibility requirements. Non-employee directors are not eligible, nor are holders of five percent or more of the Company's common stock. Eligible employees may elect to participate in the ESPP during any offering period by enrolling during the applicable enrollment period for the offering period. As of March 20, 2026, we had approximately 254 employees who would be eligible to participate in the 2026 ESPP.

Offering Period. Generally, shares will be offered under the 2026 ESPP through a series of quarterly offerings. However, the Committee and the Administrator each have discretionary authority to establish an offering period that lasts up to 12 months.

Purchase Price. On the first day of each offering period, a participating employee is granted a purchase right, which is a form of option that is automatically exercised on the last day of the offering period (the "exercise date"). During an offering period, pre-authorized payroll deductions are made from the participants’ compensation and credited to their accounts under the 2026 ESPP. When the purchase right is exercised, the payroll deductions credited to a participant’s account are used to purchase shares of Company common stock. The price per share to purchase shares of common stock under the 2026 ESPP during any offering period (the "option price") is the lesser of: (a) 85% of the fair market value of Company common stock on the date of the grant of the option (i.e., the first day of the offering period), or (b) 85% of the fair market value of Company common stock on the exercise date (i.e., the last day of the offering period). As of March 20, 2026, the fair market value of a share of Company common stock was $32.01.

Payment of Purchase Price; Payroll Deductions. Participants may elect payroll deductions of $25 or more per paycheck of the participant’s compensation (wages reported by the Company on Form W-2 before the deductions for elective deferrals under a Code Section 401(k) plan or a Code Section 125 plan). Participating employees may not make direct cash payments to their accounts. A participant may purchase a maximum of 2,000 shares (subject to adjustment in the event of a recapitalization or other applicable corporate transaction of the Company) during any offering period. In addition, the fair market value of shares of common stock that any participating employee may purchase under the 2026 ESPP during any calendar year cannot exceed $25,000 (based on the fair market value on the first day of the offering period, and such purchase right accruing ratably).

Withholding. To the extent required by law, a participating employee must make satisfactory arrangement to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

Restrictions on Transfer. In connection with any offering period, the Administrator has discretion to establish a holding period during which a participating employee may not sell or otherwise transfer, encumber or dispose of any shares of common stock that were purchased under the 2026 ESPP in the applicable offering period. The maximum period for any holding period is 24 months minus the time period of the applicable offering period. The transfer restrictions will be set forth in any option agreement for the applicable offering period and will continue to apply upon a participating employee’s termination of employment.

Withdrawal; Termination of Employment. A participating employee may withdraw from an offering under the 2026 ESPP by providing the Administrator with an election to withdraw at least five business days prior to the exercise date for the applicable offering period. Upon withdrawal from an offering, the participating employee’s payroll deductions to date (without interest) for that offering period will be refunded to the employee within a reasonable time after the effective date of such withdrawal. Payroll deductions will not resume at the beginning of a succeeding offering unless the withdrawn employee re-enrolls in the 2026 ESPP in accordance with the 2026 ESPP’s enrollment procedures.

A participating employee will automatically be withdrawn from an offering under the 2026 ESPP upon a termination of employment (other than by death) with the Company or its subsidiaries. If a participating employee terminates employment with the Company or one of its subsidiaries due to death, then the participating employee’s beneficiary has the option to elect to either: (a) withdraw all unused payroll deductions of the participating employee, or (b) exercise the participating employee’s option as of the exercise date for the current offering period during which the participating employee died.

Assignability and Transferability. No purchase rights under the 2026 ESPP are assignable or transferable by a participant, except by will or the laws of inheritance following a participant’s death.

Amendment, Suspension, and Termination. The Board of Directors may at any time amend, suspend, or terminate all or part of the 2026 ESPP; however, such amendment, suspension, or termination may not change the terms of an option previously granted to a participant that would adversely affect the rights of any participating employee without the participant’s consent. No amendment to the 2026 ESPP will be effective without the approval or ratification of the Company’s shareholders if such amendment would require shareholder approval under Code Section 423 or any other applicable law or regulation. Upon termination of the 2026 ESPP, the unused payroll deductions, if any, of each participating employee will be refunded (without interest) to the participating employee as soon as practicable thereafter.

United States Federal Income Tax Consequences of Awards under the 2026 ESPP

The following is a general summary under current law of the material federal income tax consequences to participants in the 2026 ESPP. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Section 421 of the Code will provide certain tax benefits to employees purchasing shares of the Company common stock under the 2026 ESPP. An employee will not recognize income for federal income tax purposes upon the grant of an option for an offering period. Also, the employee will not recognize income upon the exercise of the option and the purchase of shares of the Company common stock on the last day of the offering period. The employee will recognize income only when he or she sells the shares of Company common stock. The employee’s income upon the sale of shares of Company common stock will be based on the excess (if any) of the sale price over the purchase price. The taxation of the income will depend on whether the employee satisfies the holding period under Section 423 of the Code.

If the employee holds the shares for at least two years from the first day of the applicable offering period and more than one year from the date of purchase, the employee’s ordinary income will be the lesser of (i) 15% of the fair market value on the first day of the offering period or (ii) the amount, if any, by which the price paid under the option is exceeded by the fair market value on the date the share is sold. Any remaining income recognized upon the sale will be capital gain.

If the employee holds the shares for less than two years from the first day of the applicable offering period or less than one year from the date of purchase, the employee’s ordinary income will equal the excess of the fair market value of the shares on the exercise date (i.e., the last day of the offering period) over the purchase price. As described above, the purchase price will be the lesser of 85% of the fair market value on the first day of the offering period, and 85% of the fair market value on the last day of the period. Any remaining income recognized upon the sale will be capital gain. If the sale price is less than the fair market value on the last day of the offering period, the employee will also recognize a capital loss.

If the employee owns shares acquired under the 2026 ESPP at the time of death, then regardless of whether the holding period requirements are satisfied, the amount of ordinary income equals the lesser of: (1) the fair market value of such shares on the date of death minus the option price; or (2) 15% of the fair market value of such shares on the first day of the purchase period from which they were acquired.

The Company (or a subsidiary corporation of the Company employing an employee) will not be entitled to a deduction based on the discount on the shares of Company common stock purchased by an employee if he or she satisfies the applicable holding periods under Section 423 of the Code. However, if an employee sells the shares of Company common stock prior to the end of the holding period, the Company (or the Company’s subsidiary corporation employing an employee) will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee (i.e., the excess of the fair market value of the shares on the last day of the offering period over the purchase price), although the income tax deduction may be limited by the deductibility of compensation paid to certain of the Company’s officers under Code Section 162(m). In no other instance will the Company be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Registration with SEC

If the Plan is approved by the shareholders, pursuant to the Securities Act of 1933, the Company will file a Registration Statement with the Securities and Exchange Commission covering the shares of common stock authorized for issuance under the Plan.

New Plan Benefits

Participation in the 2026 ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 2026 ESPP are not determinable.

No purchases have been made under the 2026 ESPP since its adoption by the Board of Directors.

Shareholder Vote Required

The 2026 ESPP will be approved by shareholders if holders of a majority of votes cast by holders of common stock vote in favor of the action. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE EAGLE FINANCIAL SERVICES, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed the firm of Yount, Hyde & Barbour, P.C., as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2026. Yount, Hyde & Barbour, P.C., as independent public accountants, audited the consolidated financial statements of the Company for the fiscal years ending December 31, 2025, and 2024. Yount, Hyde & Barbour, P.C. has served as the Company’s independent public accountants since 2015. Prior to appointment as independent public accountants, Yount, Hyde & Barbour, P.C. had provided internal audit services to the Company and the Bank since 2005. Representatives of Yount, Hyde & Barbour, P.C., are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although our Bylaws do not require shareholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board of Directors is requesting that the shareholders ratify the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm for the fiscal year ending December 31, 2026. A majority of the votes cast by the holders of our common stock is required for the ratification of the appointment of Yount, Hyde & Barbour, P.C., as our independent registered public accounting firm. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF Yount, Hyde & Barbour, P.C., AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee's Report to the Shareholders, which follows, was approved and adopted by the Committee on March 12, 2026.

Management is responsible for the establishment and maintenance of the Company’s internal controls over financial reporting, assessing the effectiveness of those internal controls over financial reporting, maintaining the financial reporting process to ensure the accuracy and integrity of the Company’s consolidated financial statements, and compliance with laws and regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company’s internal controls over financial reporting, expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged for the purpose of issuing an audit report and performing other audit, review, or attestation services for the Company. The Audit Committee also monitors and oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and YHB, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2025, were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and YHB, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies, and practices used and significant reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board “PCAOB” and the SEC.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

The Audit Committee also discussed with the Company’s internal auditor and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company. This included the Audit Committee’s monitoring the progress of remediation of noted control deficiencies, until resolved.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission on March 16, 2026.

Audit Committee

Scott Hamberger, Chair

Edward Hill

Cary C. Nelson

Karthik Shyamsunder

Robert W. Smalley, Jr.

Fees of the Independent Registered Public Accounting Firm

The following table presents the fees for professional audit services rendered by YHB for the audit of the Corporation’s annual financial statements for the years ended December 31, 2025, and 2024, and fees billed for other services rendered by YHB during those periods. All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

Description	2025	2024
Audit Fees (1)	$358,750	$195,220
Audit-Related Fees (2)	12,000	13,300
Tax Fees (3)	16,025	15,900
Total Fees	$386,775	$224,420

____________________________

(1)
Audit Fees: Audit fees consist of audit and review services, consents, and review of documents filed with the SEC. Audit fees include the audit of internal control over financial reporting. In 2025, fees included review, consent and comfort procedures in connection with the Prospectus and related filings. Related fees totaled $80,000.
(2)
Audit-Related Fees: Audit related fees consist of the employee benefit plan audit.
(3)
Tax Fees: Tax fees consist of preparation of federal and state income tax returns and consultations regarding tax compliance issues.

Audit Committee Pre-Approval Policy

All audit and audit related services performed by Yount, Hyde & Barbour, P.C. were pre-approved in accordance with the Audit Committee’s Charter. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2027 Annual Meeting must cause such proposal to be received, in proper form, by the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than December 9, 2026, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2027 Annual Meeting on May 18, 2027.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2027 Annual Meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2027 Annual Meeting, notice must be received by the Secretary of the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2027 Annual Meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based on an anticipated meeting date of May 18, 2027, for the 2027 Annual Meeting, the Company must receive any notice of nomination or other business no later than March 19, 2027, and no earlier than February 17, 2027.

In addition to satisfying the requirements under the Company’s Bylaws with respect to advance notice of any nomination, to comply with universal proxy rules any shareholder that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with SEC Rule 14a-19 must provide notice so that the Secretary of the Company receives it no later than 60 days prior to the one-year anniversary of the Annual Meeting, or March 20, 2027.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2025 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (excluding exhibits) as filed with the SEC, accompanies this Proxy Statement. A copy of the Annual Report may also be obtained without charge by writing to Ms. Kaley P. Crosen, Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611. The Annual Report is not part of the proxy solicitation materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters to be presented for consideration at the Annual Meeting other than as set forth herein. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

Kaley P. Crosen
Executive Vice President, Secretary
April 8, 2026

Appendix A

EAGLE FINANCIAL SERVICES, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1

GENERAL

1.1 Purpose. The Eagle Financial Services, Inc. 2026 Employee Stock Purchase Plan (“Plan”) is intended to attract and retain employees of Eagle Financial Services, Inc. and its Member Companies (“Company”) by providing them with an opportunity to purchase shares of stock in the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, but is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2 Effective Date. The Plan is effective on June 1, 2026.

ARTICLE 2

DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings set forth in this Article unless a different meaning is required by the context:

2.1 Administrator. The Chief Human Resources Officer (or equivalent) of the Company or such other person as may be authorized from time to time pursuant to Section 3.4 hereof.

2.2 Board. Board of Directors of the Company.

2.3 Code. The Internal Revenue Code of 1986, as amended.

2.4 Committee. The committee appointed by the Board to administer the Plan as described in ARTICLE 2 of the Plan or if no such Committee is appointed, the entire Board.

2.5 Common Stock. The common stock of the Company or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 10.6 of the Plan.

2.6 Compensation. Wages reported on Form W-2 before the deduction for elective deferrals to a Section 401(k) plan or Section 125 plan as those plans are defined in the Code.

2.7 Corporate Transaction. Corporate Transaction means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

2.8 Eligible Recipient. An Employee who satisfies the eligibility requirements contained in Section 4.1.

2.9 Employee. A common law employee of the Company or any Member Company.

2.10 Entry Dates. The first Offering Commencement Date next following the date on which an Employee has satisfied the eligibility requirements contained in Section 4.2.

2.11 Exchange Act. The Securities Exchange Act of 1934, as amended.

2.12 Fair Market Value. The Fair Market Value of the Common Stock means, on any given date, the closing price of a share of Common Stock on such day, on the over-the-counter market or exchange, as applicable, on which the Common Stock is then traded or, if no shares of Common Stock was traded on such day, then on the next preceding day that the Common Stock was so traded, all as reported by such source as the Administrator may select,:

2.13 Member Company. Member Company means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes a Member Company after the adoption of this Plan, that the Administrator designates as a participating employer in the Plan.

2.14 Offering. An offer made by the Company to the Participants for the purchase of shares of Common Stock, on a quarterly basis commencing on the Offering Commencement Date and ending on the Offering Termination Date, through payroll deductions subject to the terms and conditions of the Plan. Notwithstanding the preceding sentence, Section 2.15, or Section 2.17, the Committee and the Administrator shall each individually have the power to change the duration and frequency of any future Offering or Offerings (including the Offering Commencement Date and Offering Termination Date) without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering to be affected thereafter; provided, however that (i) no Offering may have an Offering Termination Date that is more than twelve (12) months after its Offering Commencement Date; and (ii) in the event of a conflict between a change made by the Committee and a change made by the Administrator, the change made by the Committee will control.

2.15 Offering Commencement Date. Subject to Section 2.14, the first day of each calendar quarter. The initial Offering Commencement Date shall be July 1, 2026.

2.16 Option. The right of an Eligible Recipient to purchase Common Stock under the Plan.

2.17 Offering Termination Date. Subject to Section 2.14, the last day of each calendar quarter.

2.18 Option Agreement. The Agreement described in Section 4.5.

2.19 Option Price. The purchase price for each share of Common Stock shall be the lower of: (i) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date; or (ii) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date.

2.20 Participant. An Eligible Recipient who has elected to participate in the Plan in accordance with procedures established herein.

ARTICLE 3

PLAN ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. Members of the Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, shall keep minutes of its meetings and shall provide copies of such minutes to the Board. Action of the Committee may be taken without a meeting if unanimous written consent is given. Copies of minutes of the Committee’s meetings and of its actions by written consent shall be provided to the Board and kept with the corporate records of the Company.

3.2 Requirements of the Exchange Act or the Code. Notwithstanding Section 3.1 above, in the event that Rule 16b-3 of the Exchange Act or any successor provisions thereto provides specific requirements for the administrators of plans of this type, then the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

3.3 Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination in the foregoing matters shall be conclusive.

3.4 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

3.5 The Administrator. The Administrator shall have the duties and responsibilities specified in the Plan and any responsibilities or duties delegated to the Administrator by the Committee. The Administrator may delegate any of the duties and responsibilities specified in the Plan to an officer in the human resources department of the Company.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Conditions of Eligibility. An Eligible Recipient is an Employee who has been employed by the Company and/or a Member Company for three (3) months.

4.2 Effective Date of Participation. An Eligible Recipient may become a Participant as of the first Offering Commencement Date (“Entry Date”) next following the date on which the Employee met the eligibility requirements contained in Section 4.1, provided that the Eligible Recipient remains employed on the Entry Date.

4.3 Election to Participate. An Eligible Recipient may become a Participant by completing an Option Agreement, which includes the authorization for a payroll deduction, on the form, including an electronic format, provided by the Company and filing it with the Administrator on or before the date set by such officer, which date shall be prior to the Offering Commencement Date for which participation is sought. Properly authorized payroll deductions for a Participant shall commence on the applicable Offering Commencement Date and shall end when terminated by the terms of the Option Agreement or when terminated by the Participant as provided in ARTICLE 8.

4.4 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option to participate in the Plan:

4.4.1 if, immediately after the grant, such Employee would own stock, and/or hold outstanding Options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

4.4.2 which permits an Employee’s rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Common Stock (accruing quarterly and determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

4.5 Option Agreement. Each Eligible Recipient shall receive an Option Agreement. The Option Agreement shall contain the terms for the purchase of Common Stock pursuant to the provisions of the Plan and the discretion of the Committee where applicable. The Option Agreement shall also contain authorization for the payroll deduction. An Eligible Recipient may only become a Participant upon the timely completion and return of the Option Agreement according to the terms contained therein.

ARTICLE 5

OFFERINGS AND OPTION GRANTS

5.1 Duration of Offerings. Subject to Section 2.14, the Plan shall be implemented in a series of quarterly Offerings which shall continue until all shares of Common Stock reserved for this Plan have been issued to the Participants; provided, however, that no Offering under the Plan shall commence after the tenth anniversary of the Effective Date of the Plan.

5.2 Number of Option Shares. On each Offering Commencement Date, a Participant shall be granted an Option to purchase on each Offering Termination Date up to a number of shares of Common Stock of the Company determined by dividing such Participants accumulated payroll deductions as of the Offering Termination Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering more than 2,000 shares of Common Stock of the Company, and provided further that such purchase shall be subject to the limitations of Sections 4.4 and 10.1. The Committee may for future offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during each Offering. Exercise of the Option shall occur as provided herein, unless the Participant has withdrawn pursuant to ARTICLE 8. The Option shall expire on the Offering Termination Date.

ARTICLE 6

PAYROLL DEDUCTIONS

6.1 Amount of Deduction. When completing an Option Agreement, the Participant must elect to have deductions made from his paycheck on each payday during the time he is a Participant in an Offering at the rate of a minimum of $25.00 of his Compensation as determined for each applicable paycheck.

6.2 Participant’s Account. The Company shall establish a bookkeeping account for each Participant and all payroll deductions made for a Participant shall be credited to his account under the Plan.

6.3 Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in ARTICLE 8, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions during an Offering.

ARTICLE 7

EXERCISE OF OPTION

7.1 Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, his Option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable Option Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Section 5.2 ) and any excess in his account at that time will be returned to him, except as provided in Section 7.3.

7.2 Withdrawal of Account. In accordance with Section 8.1, a Participant may elect to withdraw all, but not less than all, the accumulated payroll deductions in his account at such time.

7.3 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall, unless otherwise requested by the Participant, be held in the Participant’s account for the purchase of Common Stock during the next Offering.

7.4 Transferability of Option. During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant.

7.5 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company shall arrange the delivery to each Participant, as appropriate, of a record of the shares purchased. The Administrator may permit or require that such shares be deposited directly with a broker designated by such officer or to a designated agent of the Company, and the Administrator may utilize electronic or other automated methods of share transfer. Common Stock will be issued in the name of the Participant, or, if the Participant so directs by written notice to the Administrator prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 7.5.

7.6 Holding Period. In the sole discretion of the Administrator, the Administrator may establish a holding period for any shares of Common Stock purchased in a particular Offering. The holding period shall commence on the Offering Termination Date and shall not exceed a period of time that is equal to twenty-four months minus the length of the applicable Offering. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares and the shares shall be designated with applicable resale restriction. The applicable holding period will be set forth in the Option Agreement for the applicable Offering Period and each participant will be required to agree to such holding period in the Option Agreement as a condition to participating in the Offering.

ARTICLE 8

WITHDRAWAL

8.1 In General. Under procedures established by the Administrator, a Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan by submitting to the Administrator a notice of withdrawal in the form and manner prescribed by the Administrator for such purpose. Unless otherwise determined by the Administrator on a uniform and non-discriminatory basis, any election to withdraw from an Offering will be effective only with respect to the Offering Termination Dates that are at least five (5) business days after the properly completed election is received by the Administrator. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant as promptly as practicable after the effective date of his or her withdrawal and such Participant’s Option for the Offering shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering. Once a Participant has withdrawn from an Offering, the Participant may not re-enroll in the same Offering. Moreover, payroll deductions shall not resume at the beginning of the succeeding Offering unless the Participant re-enrolls in the Plan in accordance with provisions of Section 4.3.

8.2 Effect on Subsequent Participation. A Participant’s withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.3 Termination of Employment. Upon termination of the Participant’s employment for any reason, including retirement (but excluding death while in the employ of the Company or any Member Company), the Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering but not yet used to exercise the

Option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 10.2, and such Participant’s Option shall be automatically terminated.

8.4 Termination of Employment Due to Death. Upon termination of the Participant’s employment because of his death, his beneficiary (as defined in Section 10.2) shall have the right to elect, by written notice given to the Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

8.4.1 to withdraw all of the payroll deductions credited to the Participant’s account under the Plan, or

8.4.2 to exercise the Participant’s Option for the purchase of Common Stock on the Offering Termination Date next following the date of the Participant’s death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the Participant’s account at the date of the Participant’s death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph 8.4.2, to exercise the Participant’s Option.

ARTICLE 9

STOCK

9.1 Maximum Shares. The maximum number of shares of Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.6, shall be equal to 160,000 (one hundred sixty thousand) shares of Common Stock. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market. If the total number of shares of Common Stock for which Options are exercised on any Offering Termination Date in accordance with ARTICLE 5 exceeds the maximum number of shares reserved for this Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

9.2 Participant’s Interest in Common Stock. The Participant will have no interest in the Common Stock covered by his Option until such Option has been exercised on the applicable Offering Termination Date.

ARTICLE 10

MISCELLANEOUS

10.1 Compliance with Applicable Laws. The Plan, the grant and exercise of options to purchase shares under the Plan, and the Company’s obligation to sell and deliver shares upon the exercise Options to purchase shares shall be subject to compliance with all applicable federal, state and foreign laws, rules and regulations and the requirements of any stock exchange on which the shares may then be listed.

10.2 Designation of Beneficiary. The designated beneficiary pursuant to a qualified plan (as described in Section 401(a) of the Code) maintained by the Company shall be the designated beneficiary for this Plan, unless a Participant files a written designation of a beneficiary pursuant to this Plan. Such designation of beneficiary may be changed by the Participant by providing written notice to the Administrator in the form approved from time to time by the Administrator. To be valid, the written beneficiary designation must be received by the Administrator prior to the Participant’s date of death. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan.

10.3 Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.2.

10.4 Use of Funds. Any payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

10.5 Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any Participant.

10.6 Adjustment Upon Changes in Capitalization.

10.6.1 In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of

Common Stock covered by each outstanding Option under the Plan, and the numerical limits of Section 5.2 and Section 9.1.

10.6.2 Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering then in progress will be shortened by setting a new Offering Termination Date and the Offering will end immediately prior to the proposed dissolution or liquidation. The new Offering Termination Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Offering Termination Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Offering Termination Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE 8.

10.6.3 In the event of a Corporate Transaction, each outstanding Option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering with respect to which the Option relates will be shortened by setting a new Offering Termination Date on which the Offering will end. The new Offering Termination Date will occur before the date of the Corporate Transaction. Prior to the new Offering Termination Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Offering Termination Date and that the Participant’s Option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE 8.

10.7 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 10.8, shall have a term of ten years.

10.8 Amendment and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without approval of the shareholders of the Company, if shareholder approval of the amendment is then required to comply with or obtain exemptive relief under any tax or regulatory requirement the Board deems desirable to comply with or obtain exemptive relief under, including without limitation, pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code or under the applicable rules or regulations of any securities exchange or the NASD, and provided further that no such amendment shall change the terms, conditions or eligibility requirements of an Option granted under the Plan. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Option without the consent of the Participant affected thereby; provided, however, that this sentence shall not impair the right of the Board to take whatever action it deems appropriate under Section 10.6 of the Plan.

10.9 No Employment Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Member Company to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Member Company.

10.10 Notice of Disqualifying Disposition. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an Option if such disposition or transfer is made within two years after the Offering Commencement Date or within one year after the Offering Termination Date.

10.11 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatee, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

10.12 Governing Law. The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Virginia, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or under any agreements evidencing Options shall be governed by and construed exclusively and solely in accordance with the laws of the Commonwealth of Virginia without regard to conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Virginia with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

10.13 Construction and Headings. The use of the masculine gender shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the Articles and Sections of the Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such Article or Section.

10.14 Savings Clause. The Plan is intended to qualify as an employee stock purchase plan as defined under Code Section 423 and Treasury Regulation Section 1.423-2, and the terms and conditions of the Plan shall be interpreted and applied consistent with such intent.

10.15 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan

10.16 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

10.17 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

ANNUAL MEETING OF SHAREHOLDERS OF EAGLE FINANCIAL SERVICES, INC. May 16, 2023 INTERNET -Access “www.voteproxy.com”and followtheon-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON -You may vote your shares in person by attending the Annual Meeting. GO GREEN -e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 16, 2023: The Notice and Proxy Statement and Annual Report to Shareholders are available at

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

May 19, 2026

GO GREEN

Please detach along perforated line and mail in the envelope provided.

20630300000000000000 0 051926

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of Directors: To elect four Class II Directors for a term of three years each, and two Class I Directors for a term of two years, as instructed below:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:

○ Brandon C. Lorey	Class II Director
○ Douglas C. Rinker	Class II Director
○ John D. Stokely	Class II Director
○ Brian T. Strosser	Class II Director
○ Susan D. Davies	Class I Director
○ Karthik Shyamsunder	Class I Director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. The approval of Eagle Financial Services, Inc. 2026 Employee Stock Purchase Plan.	☐	☐	☐
3. The ratification of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

https://www.bankofclarke.bank/EFSI_Annual_Meetings.html Please detach along perforated line and

0

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2026 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby appoints Mrs. Mary Bruce Glaize and Messrs. John R. Milleson, and Robert W. Smalley, Jr., or any one of them, as proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Company's Common Stock held of record by the undersigned on March 20, 2026, at the Annual Meeting of Shareholders to be held Tuesday, May 19, 2026, or any adjournment thereof, on each of the matters listed on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed under Election of Directors and FOR proposals 2 and 3.

(Continued and to be signed on the reverse side)

1.1 14475